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                                                                    Exhibit 10.8


                          INTERACTIVE DATA CORPORATION
                          2000 LONG-TERM INCENTIVE PLAN
                            OPTION GRANT CERTIFICATE
                           (NON-EXECUTIVE LEVEL GRANT)
                          (NON QUALIFIED STOCK OPTION)

     This Option Grant Certificate, together with the summary of grant award (the "Grant Summary"), evidences the grant by Interactive Data Corporation (the "Company") on the date (the "Grant Date") that appears on the Grant Summary presented to the individual (the "Grantee") whose name appears on the Grant Summary, of an Option to purchase, in whole or in part, the specific number of shares of Stock set forth on the Grant Summary (at the exercise price, vesting schedule and other terms set forth therein), pursuant to the provisions of the 2000 Long-Term Incentive Plan (the "Plan") and on the terms and conditions set forth below. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in Section 4 of this Certificate or the Plan.

     The Option evidenced by this Option Grant Certificate is not intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

     Except as otherwise indicated by the context, the term "Grantee", as used in connection with this Option Grant Certificate, shall be deemed to include any person who acquires the right to exercise the Option validly under its terms.

1.   Vesting in the Event of a Change in Control.

     (i) Notwithstanding the vesting schedule set forth on the Grant Summary, any unvested Options shall automatically vest and become exercisable immediately upon termination of the Grantee's employment with the Company and its Subsidiaries (the "Company Group") by the Company Group (other than for Cause) within one (1) year following a Change in Control.

     (ii) In addition, notwithstanding the vesting schedule set forth on the Grant Summary, any unvested portion of the Option shall automatically vest and become exercisable immediately prior to the occurrence of a Change in Control if, in connection with the Change in Control, shares of Stock will no longer be listed on a recognized national securities exchange; provided, however, in the event that in connection with such a Change in Control, the holders of Stock will receive a cash payment for each share of Stock surrendered pursuant to such transaction (the "Acquisition Price"), then the Committee may instead provide that all outstanding Options shall terminate upon consummation of such transaction and that the Grantee shall receive, in exchange therefore, a cash payment equal to the amount (if any) by which (x) the Acquisition Price multiplied by the number of shares of Stock subject to such outstanding Options (whether or not then exercisable), exceeds (y) the aggregate exercise price of such Options.

2. Termination of Option. The Option shall terminate and no longer be exercisable on and after the 10th anniversary of the Grant Date (the "Grant Expiration Date") or such earlier times as described in the Plan or this Option Grant Certificate. Notwithstanding the forgoing, if the Grant Expiration Date falls on a date that the primary market on which the Company's stock trades is

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closed, the Grant Expiration Date shall be the last trading date immediately preceding the 10th anniversary of the Grant Date.

3.   Termination of Employment.


     (i) Termination for Cause. If the Grantee's employment with the Company Group is terminated by the Company Group for Cause, the Option (whether or not vested) shall be cancelled immediately and no longer be exercisable.

     (ii) Retirement; Job Elimination. Upon the Grantee's Retirement or Job Elimination, provided that the Grantee signs an agreement and release satisfactory to the Company, the Option (a) shall immediately vest in full, and
(b) shall remain exercisable by the Grantee in accordance with the Plan and this Option Grant Certificate until the earlier of (x) 90 days following the date of the Grantee's termination of employment and (y) the Grant Expiration Date, following which the Option shall terminate immediately and no longer be exercisable.

     (iii) Death. Upon the Grantee's death, provided that the Grantee's estate or designated beneficiary signs an agreement and release satisfactory to the Company the Option (a) shall immediately vest in full, and (b) shall remain exercisable by the Grantee's or designated beneficiary in accordance with the Plan and this Option Grant Certificate until the earlier of (x) one year following the Grantee's death and (y) the Grant Expiration Date, following which the Option shall terminate immediately and no longer be exercisable.

     (iv) Resignation; Termination without Cause. Upon the Grantee's resignation or the termination of the Grantee's employment by the Company Group for any reason other than Cause, or as a result of a Job Elimination or Retirement, (a) the unvested portion of the Option shall be cancelled immediately and no longer be exercisable and (b) the vested portion of the Option shall remain exercisable by the Grantee in accordance with the Plan and this Option Grant Certificate until the earlier of (x) 90 days following the date of the Grantee's termination of employment with the Company Group and (y) the Grant Expiration Date, following which the Option shall terminate immediately and no longer be exercisable.

4. Defined Terms. For purposes of this Option Grant Certificate the following terms shall have the meanings ascribed below.

     (i) Cause. "Cause" shall mean (i) the Grantee's material breach of any term of any agreement with the Company Group, including without limitation any violation of confidentiality and/or non-competition agreements; (ii) the Grantee's conviction for any act of fraud, theft, criminal dishonesty, or any felony; (iii) the Grantee's engagement in illegal conduct, gross misconduct, or act involving moral turpitude which is materially and demonstrably injurious to the Company Group; or (iv) the Grantee's willful failure (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not cured within 30 days of written notice to the Grantee from the Company Group, to perform his or her reasonably assigned material responsibilities to the Company Group. For purposes of (iv), no act or failure to act by the Grantee shall be considered "willful" unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Grantee's action or omission was in the best interests of the Company Group.

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     (ii) Change in Control. "Change in Control" shall mean the occurrence of any of the following events at any time after the Grant Date:

     (a) The acquisition by any individual, entity or group (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provisions thereto) of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act or any successor provision thereto), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities; provided, however, that for purposes of this subsection (i), the following acquisitions shall be disregarded: (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (y) any acquisition by a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (z) any acquisition by Pearson plc ("Pearson");

     (b) The consummation of a merger, consolidation, or reorganization of the Company with or involving any other entity or the sale or other disposition of all or substantially all of the Company's assets (any of these events being a "Business Combination"), unless, immediately following such Business Combination, at least one of the following conditions is satisfied:

          (x) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding voting securities of the Company immediately prior such Business Combination beneficially own, directly or indirectly, at least 50% of the combined voting power of the voting securities of the resulting or acquiring entity in such Business Combination (which shall include, without limitation, a corporation which as a result of such Business Combination owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring entity is referred to herein as the "Surviving Entity") in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such Business Combination, or

          (y) Pearson beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding voting securities of the Surviving Entity; or

     (c) The stockholders of the Company approve a plan of complete liquidation of the Company.

Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred with respect to the Grantee if the Grantee is part of a purchasing group that consummates the Change in Control transaction. The Grantee shall be deemed "part of a purchasing group" for purposes

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of the preceding sentence if the Grantee is either directly or indirectly an equity Grantee in the purchasing group (except for (A) passive ownership of less than 3% of the stock of the purchasing group, or (B) ownership of equity participating in the purchasing group which is otherwise not significant, as determined prior to the Change in Control by the Committee).

     (iii) Job Elimination. "Job Elimination" shall mean termination of the Grantee's employment with the Company Group as a result of a reduction in force, job elimination, redundancy or similar event pursuant to which the Grantee is eligible for benefits under the Company Group's severance policy, program or practice applicable to the Grantee.

     (iv) Retirement. "Retirement" shall mean termination of the Grantee's employment with the Company Group on or after the date the Grantee has attained age 55 and has a combined age plus years of service with the Company Group equal to at least 75 years.

5.   Assignment of Company's Rights and Obligations. Except as provided in
Section 1 (ii) above, in the event of a Change in Control, the Company shall assign this Option Grant Certificate and the related Grant Summary and all of its rights and obligations thereunder to the acquiring or surviving entity, such entity shall assume in writing all of the obligations of the Company relative to the Option, and the Company (in the event and so long as it remains in business as a going concern) shall remain liable for the performance of its obligations thereunder in the event of a failure of the acquiring entity to perform its obligations thereunder.

6. Acquired Rights. The award of the Option: (i) does not form part of the Grantee's contract of employment (if any); (ii) does not constitute a contract of employment; and (iii) does not entitle the Grantee to any benefits other than those granted under the Plan. Benefits granted under the Plan are not part of the Grantee's ordinary salary, and shall not be considered part of such salary for pension purposes or in the event of severance, redundancy or resignation. If the Grantee's employment is terminated for any reason, the Grantee agrees that he or she shall not be entitled to any sum, shares or other benefit intended to compensate the Grantee for the loss or diminution in value of any actual or prospective rights, benefits or expectations under or in relation to the Plan.

7.   Data Protection. To the extent reasonably necessary to administer the Plan:
(i) the Company may process personal data about the Grantee, including, but not limited to (a) information concerning the Option grant and any changes hereto,
(b) other personal and financial data about the Grantee, and (c) information about the Grantee's participation in the Plan and shares exercised under the Plan from time to time; and (ii) the Grantee gives explicit consent to the Company to (a) process any such personal data, and (b) transfer any such personal data outside the country in which the Grantee lives, works or is employed, including, without limitation, to the Company and any of its subsidiaries and agents, including the outside stock plan administrator as selected by the Company from time to time, and any other person the Company may deem appropriate in its administration of the Plan. The Grantee has the right to access and correct personal data by contacting a local Human Resources Representative. The transfer of the information outlined here is important to the administration of the Plan and failure to consent to the transmission of such information may limit or prohibit the Grantee from participating in the Plan.

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8.   Access to Plan/Incorporation by Reference. The Grantee hereby acknowledges that he/she has access to a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan, as amended from time to time, are incorporated herein by reference, and the Option is subject to such terms and provisions in all respects.

9.   Exercise of Option / Tax Withholding.

     (i) Form of Exercise. At any time when the Grantee wishes to exercise the Option, in whole or in part, the Grantee shall transmit to the Company or its agent notice of exercise in such form as the Committee may determine from time to time. Each election to exercise the Option shall specify that it relates to this Option Grant Certificate and to the related Grant Summary. The notice of exercise must be delivered in accordance with the rules and regulations determined by the Company and the plan administrator from time to time which may include an obligation to deliver the notice prior to a specified time on the Grant Expiration Date. The rules and regulations are available from the Grantee's applicable human resources contact. The Grantee may purchase less than the number of shares covered hereby, provided that no partial exercise of the Option may be for any fractional share.

     (ii) Payment of Exercise Price and Tax Withholding. As a condition to exercise, the Grantee shall remit to the Company the exercise price in cash or in such other form as permitted under the Plan, plus an amount sufficient to satisfy any withholding tax obligation of the Company that may arise in connection with such exercise (or make provision satisfactory to the Company for the payment of any such withholding obligation). Notwithstanding the foregoing, in the event a Grantee's applicable tax rate is not readily determinable on the date of exercise of the Option, a tax withholding shall be withheld from the proceeds due such Grantee using an estimated tax rate. If the actual rate of withholding tax applicable to the exercise of the Option is less than the amount withheld, then the Grantee will be refunded the difference at a subsequent Company payroll date.

10. Nontransferability of Option. The Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Grantee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Grantee, the Option shall be exercisable only by the Grantee.

11. Restriction on Sale. The sale of Stock delivered in connection the exercise of the Option may be restricted by the Company's Anti-Insider Trading Policy and/or Equity Interest Policy and any additional or replacement programs.

12. Stockholders Rights. Prior to exercise the Grantee shall have no rights as a stockholder of the Company with respect to the Option.

13. Entire Agreement. This Option Grant Certificate, the Option Summary and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter hereof.

14. Binding Effect. This Option Grant Certificate shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

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15.  Notice. All notices required or permitted under the Plan or this Option
Grant Certificate shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid. Notice shall be addressed to the Company at its main address and to the Grantee at the address the Grantee has most recently provided to the Company, or at such other address or addresses as either party shall designate to the other in accordance with this Section 15.

16. Amendment. The Grantee understands and accepts that the benefits granted under the Plan are entirely at the discretion of the Company and that the Company retains the right to amend, modify or terminate the Plan, the Option Summary or this Option Grant Certificate at any time, in its sole discretion and without notice; provided, however, that no such termination, amendment or modification of the Plan, the Option Summary or this Option Grant Certificate may in any way adversely affect the Grantee's rights with respect to the Option without the Grantee's consent.

17. Section 409A. Notwithstanding any provision set forth in the Plan or this Option Grant Certificate, the Company may, without the Grantee's consent, modify the terms and conditions of the Option, the Plan, the Grant Summary, or this Option Grant Certificate to the extent it deems necessary or advisable, in its sole discretion, in order to comply with, or avoid being subject to, Section 409A of the Code.

18. Governing Law. This Option Grant Certificate will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. This Option Grant Certificate shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

INTERACTIVE DATA CORPORATION



STUART J. CLARK
President and Chief Executive Officer